Exhibit 15(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of ChemGenex Pharmaceuticals Limited on Form 20-F of our report dated February 23, 2005 relating to the consolidated financial statements of ChemGenex Pharmaceuticals Limited and subsidiaries as of and for the years ended June 30, 2004 and 2003, appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings “Auditors” and “Statement by experts” in this Registration Statement.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

Melbourne, Victoria, Australia

June 22, 2005